EXHIBIT 99.1

     WRITTEN MAJORITY RESOLUTION OF THE SHAREHOLDERS OF RTG VENTURES, INC.,
                IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS

         WHEREAS, RTG Ventures Inc. ("the Corporation") is a corporation organized and operating under the laws of the State of Florida; and

         WHEREAS, as of April 21, 2006, there are 106,318,885 shares of the Corporation are issued and outstanding; and

         WHEREAS, SilverLake Holdings, Inc ("Silver Lake") is the beneficial owner of 21,000,000 shares; Lancer Corporation ("Lancer") is the beneficial owner of 16,857,313 shares; and Linda Perry ("Perry", and collectively with Silver Lake and Lancer, referred to as the "Majority Shareholders") is the beneficial owner of 18,998,624 shares. Accordingly, the Majority Shareholders own 56,855,937 shares, which is 56.8% of the outstanding issued shares of the Corporation; and

         WHEREAS, an agreement entitled the "Settlement Agreement" was signed effective March 31, 2005, pursuant to which the Majority Shareholders allowed RTG Ventures ("RTG"), Deborah Rose ("Rose"), Atul Mehta ("Atul") and Puja Mehta ("Puja", referred to collectively with RTG, Rose, and Atul as the "Defendants"), to undertake certain actions; and

         WHEREAS, the Defendants have breached the Settlement Agreement numerous ways, including as follows:

      o The Corporation's registered office was changed from Virginia without agreement, in violation of 1(d) of the Settlement Agreement.

      o Filings under the Securities and Exchange Act of 1933, as amended, and the Securities and Exchange Act of 1933, as amended, were not made, in violation of P. (l)(l) of the Settlement Agreement, resulting in the Corporation being delisted from the Bulletin Board to the Pink Sheets, thereby causing damage to the shareholders of the Corporation.

      o Articles of Dissolution were filed with the Florida Secretary of State on April 3, 2006 by RTG, without a vote of or approval of the shareholders of the Corporation.

      o The second payment of $50,000 was not paid to Silver Lake Holding, as required pursuant to P. 1(j)(ii) of the Settlement Agreement; and

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         WHEREAS, the Majority Shareholders sent a letter to all parties to the agreement on April 11, 2006, and requested that the defaults to the Settlement Agreement be cured within 10 days; and

         WHEREAS, the Defendants have failed to cure the defaults and have failed to respond to the default letter; and

         WHEREAS, the Defendants have apparently named a new officer, William Sharpe, without notice to, consultation with, or approval or authorization of the Majority Shareholders of the Corporation; and

         WHEREAS, RTG and William Sharpe have attempted to dissolve the corporation, without notice to, consultation with, or approval or authorization or a vote of the shareholders of the Corporation; and

         WHEREAS, in light of facts set forth above, and other facts as well, the Majority Shareholders, acting in the best interests of the Corporation, now desire to elect new directors of the corporation, and make certain other resolutions;

         NOW THEREFORE, upon the unanimous consent of the Majority Shareholders, who constitute a majority of the Corporation, it is hereby:

         RESOLVED, that the Settlement Agreement be set aside and declared null and void; and it is further

         RESOLVED, that the existing Board of Directors and all officers be removed, effective immediately; and it is further

         RESOLVED, that Linda Perry and Barrington Fludgate be named as the new and sole directors of the Corporation, effective immediately; and it is further

         RESOLVED, that the new Board of Directors terminate all existing officers of the Corporation, and name new officers in their stead, and that the new Board of Directors are authorized to name themselves as new officers of the Corporation, and it is further

         RESOLVED, that the directors, and the officers appointed by them, revoke and declare null and void, the Articles of Dissolution filed by RTG with the Florida Secretary of State on April 3, 2006; and it is further

         RESOLVED, that The Corporation's corporate office be hereby moved to 185 Madison Avenue, 10th Floor, New York, New York 10016, effective immediately; and it is further

         RESOLVED, that the new Board of Directors of the Corporation appoint Interwest as Transfer Agent as soon as practically possible; and it is further

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         RESOLVED, that the new Board of Directors take all necessary actions to file the appropriate documents with the SEC informing them, and all the shareholders of the Corporation, of the actions taken at this Shareholders Meeting.


Silver Lake Holdings, Inc.              Lancer Corporation

By: /s/ H Kleinman                      By: /s/ B J Fludgate
    --------------                          ----------------
    Harold Kleinman, President              Barrington Fludgate, President



/s/ Linda Perry
---------------
Linda Perry


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